Exhibit 99.1

                                      [LOGO]    Investor Relations Contact:
                                       HAWK     Hawk Associates, Inc.
                                    ASSOCIATES, Frank Hawkins and Julie Marshall
                                       INC.     Phone: (305) 451-1888
[LOGO] UTG                                      E-mail: info@hawkassociates.com
UNIVERSAL TRAVEL GROUP                          http://www.hawkassociates.com

1330 Avenue of the Americas, 21st Floor
New York, NY 10019
Contact: Jacalyn Guo
e-mail: Jacalyn@chutg.com
Phone: (646) 200-6314
www.chutg.com

Universal Travel Group To Restate Previously Issued Q3 '07 Financial Statements Monday December 3, 9:15 am ET

Revenue Adjusted for Newly Acquired Subsidiary Shanghai Lanbao

NEW YORK & SHENZHEN, China--(BUSINESS WIRE)--Universal Travel Group (OTCBB:UTVG
- News), a fast growing travel services provider in China, announced today that it will restate its previously issued third quarter financial statements to report the revenues of the company's subsidiary, Shanghai Lanbao, on a commission based revenue recognition method as opposed to the transaction-based method originally used in preparing the third quarter financials. The decision to restate the revenues on a commission based as opposed to a revenue based methodology was approved by the company's board of directors based on discussion with senior management, outside counsel and the company's current public accounting firm.

Revenues for Shanghai Lanbao in the quarter ended September 30, 2007 as restated were $916,467 compared to the $8,453,949 previously reported for the period. Restated revenues of Universal Travel Group for the period were $12,813,942 compared to the $20,351,424 previously reported. Significantly, gross profit and net income are not affected by the change in reporting methodology and remain $4,505,579 and $3,066,475 for the third quarter of 2007. As a result of the change, Universal Travel's gross margin for the third quarter of 2007 is now 35% compared to the 22% previously reported. Similarly, since net income for the third quarter remains as reported, net margin increases to 24% compared to the previously reported 15%.

As a result of the restatement, management is adjusting its fiscal 2007 guidance, which now reflects the recent closing of both the Foshan and Tianjin acquisitions in the fourth quarter. Fiscal 2007 revenue is expected to come in between $44 million and $45 million, an increase of 340% to 350% from $10.01 million reported in fiscal 2006. This guidance is up from the previously issued range of $35 million to $36 million reported in August 2007 for FY'07. Net income for fiscal 2007 is now expected to be in the range of $8.5 million to $8.8 million, or $0.23 to $0.24 earnings per share, an increase of 233% to 245% from $2.55 million reported in fiscal year 2006. This is an increase from the range of $8.2 million and $8.5 million previously announced for FY'07 in August 2007.

Universal Travel Group Chairwoman and CEO, Jiangping Jiang, stated, "We remain committed to growing our company for the long-term and I continue to be encouraged by the numerous opportunities we see in the near future as well as the performance of our subsidiaries. The restatement will not in any way impact our ability to continue serving our customers and the Chinese travel market successfully."

Universal Travel Group plans to restate its third quarter financial statements and file them with the SEC today. The nature of the accounting adjustment and the effect on the financial statements and earnings per share for the relevant period will be discussed in the Amendment.

The company also announced that as of today, the current CFO, Xin Zhang will be re-assigned to another position in the general staff of the finance department.

Until the company files the restated financial statements with the SEC, investors and other users of the company's SEC filings should not rely on the company's third quarter 2007 financial statements or any communications relating to such periods.

About Universal Travel Group

Universal Travel Group, a fast growing travel services provider in China, is engaged in providing reservation, booking and domestic and international travel and tourism services throughout China. The company's core services include tour packaging for customers, booking services for air tickets and hotels as well as air cargo transportation. Universal Travel Group has completed acquisitions of Speedy Dragon, specializing in air cargo transportation; Xi'an Golden Net, specializing in travel packaged tours; and Shanghai Lanbao, specializing in hotel reservation. In October 2007, UTVG completed the acquisition of Foshan Overseas International, a China based company that handles domestic and international travel inquiries as well as corporate travel, offering specialized packages that include national and international air ticket booking, hotel reservations, conference center reservations and rental cars. Today, UTVG completed the acquisition of Tianjin Golden Dragon, a company that specializes in domestic and international tour packaging, including planning and organizing conferences, events and tours for large groups in Tianjin, China. Tianjin Golden Dragon offers local transportation to foreign companies in China as part of their corporate tourism package. Universal Travel's goal is to become China's leading travel services provider in all fields of the tourism industry including aviation, cargo, hotel booking and tour packaging. For more information, visit http://www.chutg.com.

A profile of Universal Travel Group for investors can be accessed at http://www.hawkassociates.com/utvgprofile.aspx. For investor relations information regarding Universal Travel Group, contact Jacalyn Guo at 646-200-6314, e-mail Jacalyn@chutg.com, or contact Frank Hawkins or Julie Marshall, Hawk Associates, at 305-451-1888, e-mail info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive free e-mail notification of future releases, subscribe at http://www.hawkassociates.com/email.aspx.

Forward-looking Statement:

The statements in these news releases contain forward-looking information within the meaning of the Private Securities Litigation Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties. In each case actual results may differ materially from such forward-looking statements. Any statements regarding targets for future results are forward-looking and actual results may differ materially. These are the company's targets, not predictions of actual performance.

UNIVERSAL TRAVEL GROUP
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

ASSETS                                                   2007           2006
CURRENT ASSETS
CASH AND CASH EQUIVALENTS                            $ 2,728,860    $ 1,043,555
ACCOUNTS RECEIVABLE                                    3,409,310         18,788
ACQUISITION DEPOSIT                                      593,342      2,881,823
LOANS RECEIVABLE                                         731,494        661,158
DUE FROM SHAREHOLDERS                                    776,180             --
TRADE DEPOSIT                                            905,953        959,605
ADVANCES                                               2,246,443      1,831,558
REFUNDABLE DEPOSITS                                       34,518         34,004
PREPAID EXPENSES AND OTHER RECEIVABLES                    13,090         31,842
                                                     -----------    -----------
TOTAL CURRENT ASSETS                                  11,439,190      7,462,333

PROPERTY & EQUIPMENT, NET                                 97,633         51,555
INTANGIBLE ASSETS                                         26,759         49,938
GOODWILL                                               7,477,233             --
                                                     -----------    -----------
                                                       7,601,625        101,493
                                                     -----------    -----------
TOTAL ASSETS                                         $19,040,815    $ 7,563,826

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
NOTES PAYABLE - BANK                                 $ 1,289,873    $        --
ACCOUNTS PAYABLE AND ACCRUED EXPENSES                  3,638,978      3,391,229
INCOME TAX PAYABLE                                       591,465        263,850
                                                     -----------    -----------
TOTAL CURRENT LIABILITIES                              5,520,316      3,655,079

STOCKHOLDERS' EQUITY

COMMON STOCK, $.001 PAR VALUE, 70,000,000
SHARES AUTHORIZED, 35,686,050 ISSUED AND OUTSTANDING      35,686         30,450
ADDITIONAL PAID IN CAPITAL                             4,260,177        332,013
OTHER COMPREHENSIVE INCOME                               329,709        103,811
STATUTORY RESERVE                                         80,458             --
RETAINED EARNINGS                                      8,814,469      3,442,473
                                                     -----------    -----------
TOTAL STOCKHOLDERS' EQUITY                            13,520,499      3,908,747
                                                     -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $19,040,815    $ 7,563,826

UNIVERSAL TRAVEL GROUP
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30,

                                                         2007           2006

REVENUES                                             $12,813,942    $ 1,505,068
COST OF SERVICES                                       8,308,363             --
                                                     -----------    -----------
GROSS PROFIT                                           4,505,579      1,505,068
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             812,464        398,236
                                                     -----------    -----------
INCOME FROM OPERATIONS                                 3,693,115      1,106,832

OTHER (INCOME) EXPENSE                                   (23,550)
INTEREST INCOME                                           (2,955)        (1,745)
INTEREST EXPENSE                                          21,442            331
                                                     -----------    -----------
TOTAL OTHER (INCOME) EXPENSE                              18,487        (24,964)
                                                     -----------    -----------
INCOME BEFORE INCOME TAXES                             3,674,628      1,131,796

PROVISION FOR INCOME TAXES                               608,153        169,163
                                                     -----------    -----------
NET INCOME                                           $ 3,066,475    $   962,633
                                                     ===========    ===========

UNIVERSAL TRAVEL GROUP
CONSOLIDATED STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30,

                                                         2007           2006

REVENUES                                             $26,799,445    $ 3,197,667
COST OF SERVICES                                      17,419,435             --
                                                     -----------    -----------
GROSS PROFIT                                           9,380,010      3,197,667
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES           2,222,407        966,186
STOCK BASED COMPENSATION                                 633,360
                                                     -----------    -----------
                                                       2,855,767        966,186
                                                     -----------    -----------
INCOME FROM OPERATIONS                                 6,524,243      2,231,481
                                                     -----------    -----------
OTHER (INCOME) EXPENSE                                        --        (23,550)
INTEREST INCOME                                          (17,783)       (10,100)
INTEREST EXPENSE                                          42,724          2,044
                                                     -----------    -----------
TOTAL OTHER (INCOME) EXPENSE                              24,941         31,606
                                                     -----------    -----------
INCOME BEFORE INCOME TAXES                             6,499,302      2,263,087
PROVISION FOR INCOME TAXES                             1,127,306        339,597
                                                     -----------    -----------
NET INCOME                                           $ 5,371,996    $ 1,923,490
                                                     ===========    ===========

REVENUE ANALYSIS OF THE FOUR CORE BUSINESS SEGMENTS OF UTVG:

                               YZL              SSD              XGN              SLB            TOTAL
SALES                          $ 4,304,780     $ 3,071,639     $ 4,521,056     $   916,467     $12,813,942
COST OF SERVICES               -$1,772,046     -$2,368,941     -$3,873,329       -$294,047     -$8,308,363
                               -----------     -----------     -----------     -----------     -----------
GROSS PROFIT                   $ 2,532,734     $   702,698     $   647,727     $   622,420     $ 4,505,579


                               YZL(%)          SSD(%)          XGN(%)          SLB(%)          TOTAL(%)
SALES                          34%             24%             35%             7%              100%
COST OF SERVICES               21%             28%             47%             4%              100%
                               -----------     -----------     -----------     -----------     -----------
GROSS PROFIT                   56%             16%             14%             14%             100%

Contact:

For Universal Travel Group
Hawk Associates, Inc.
Investor Relations Contacts:
Frank Hawkins, 305-451-1888

or

Julie Marshall, 305-451-1888
info@hawkassociates.com
http://www.hawkassociates.com

Source: Universal Travel Group